UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 9, 2004

                           MONTPELIER RE HOLDINGS LTD.

             (Exact Name of Registrant as Specified in Its Charter)


            Bermuda                   001-31468             Not Applicable

 (State or Other Jurisdiction of     (Commission           (I.R.S. Employer
  Incorporation or Organization)     File Number)        Identification No.)


                                Mintflower Place
                               8 Par-La-Ville Road
                                 Hamilton HM 08
                                     Bermuda

                    (Address of Principal Executive Offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (441) 296-5550


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|__| Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

|__| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
     CFR 240.14a-12(b))

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

         The entry into a service agreement with Mr. Kernan Oberting is described below under Item 5.02.


Item 1.02. Termination of a Material Definitive Agreement.

         The termination of Mr. K. Thomas Kemp's service agreement is described below under Item 5.02.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective October 1, 2004, Mr. Kemp will retire as Chief Financial Officer of the Company. Mr. Kemp will remain Vice President of the Company, available to management for consultation on special projects from time to time as may be requested, but will not receive any compensation in that role. However, he will continue to receive the earnout of a portion of existing long-term incentive grants awarded during his tenure as CFO. He will also remain on the Board for the balance of his term as a Class A Director, which expires at our 2006 Annual General Meeting. Upon Mr. Kemp's retirement, Mr. Kernan Oberting will become Chief Financial Officer and an Executive Vice President of the Company and of Montpelier Reinsurance Ltd.

         We have entered into a service agreement, effective October 1, 2004, with Mr. Oberting, age 35, pursuant to which he will be paid an initial base salary of $300,000 per annum, subject to annual review as determined by the Compensation and Nominating Committee of the Board. In addition, pursuant to the service agreement, Mr. Oberting will be eligible to receive a bonus of 50% of his base salary, if targeted goals are met, and will receive an annual grant of performance shares under the Company's Long-Term Incentive Plan, which shall become effective on January 1, 2005. In addition, Mr. Oberting will be permitted to provide limited services for White Mountains Capital, Inc., or its affiliates, provided that such work does not interfere with his performance for the Company. Such services must be fully disclosed to the Company, and the Company may require Mr. Oberting to cease such services at any time.

         Mr. Oberting joins the Company from White Mountains Capital, where he was Managing Director, responsible for pursuing corporate development opportunities for White Mountains Insurance Group, a financial services holding company with business interests in property and casualty insurance and reinsurance. He was previously a Vice President of OneBeacon Insurance Group, an independent agency property and casualty insurance company, and of White Mountains Insurance Group. OneBeacon Insurance Group and White Mountains Capital are subsidiaries of White Mountains Insurance Group, a founder and significant shareholder of the Company. He joined White Mountains in 1995, where he gained extensive experience in the M&A, investment banking, capital management and investment aspects of the insurance and reinsurance industry. Prior to his appointment, Mr. Oberting will have resigned from the boards of Esurance Inc., Esurance Property and Casualty Insurance Company, Esurance Insurance Company, and PECO Pallets, subsidiaries of White Mountains Insurance Group. Mr. Oberting will continue to receive the remainder of his long term outstanding compensation awards from White Mountains Insurance Group following his appointment.

         The Service Agreement between Mr. Oberting and the Company is attached as Exhibit 10.1, and is incorporated by reference in this report.


Item 7.01. Regulation FD Disclosure.

         The Press Release announcing the new Chief Financial Officer and other appointments, dated September 9, 2004, is attached as Exhibit 99.1, and is incorporated by reference in this report.


Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 10.1       Service Agreement between Kernan Oberting and the Company.

Exhibit 99.1 Press Release regarding new Chief Financial Officer and other appointments, dated September 9, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Montpelier Re Holdings Ltd.
                                   ---------------------------------------------
                                                   (Registrant)


----------------------------       ---------------------------------------------
           Date                    Name: Neil McConachie
                                   Title: Chief Accounting Officer and Treasurer
                                          (Chief Accounting Officer)




Index to Exhibits

Exhibit No.                Description
--------------------------------------

Exhibit 10.1       Service Agreement between Kernan Oberting and the Company.

Exhibit 99.1 Press Release regarding new Chief Financial Officer and other appointments, dated September 9, 2004.